UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Kinsale Capital Group, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

2035 Maywill Street
Suite 100
Richmond, VA 23230

May 8, 2025
Dear Stockholder:
We are providing additional information and context on our proposal to approve the Kinsale Capital Group, Inc. 2025 Omnibus Incentive Plan (the “Plan”) at our 2025 Annual Meeting of Stockholders. If the Plan is approved by our stockholders, no further awards will be issued under the Kinsale Capital Group, Inc. 2016 Omnibus Incentive Plan (the “2016 Plan”) on or following the date the Plan is approved by our stockholders and the shares remaining available for grant of future awards under the 2016 Plan will not carry forward to the Plan. In addition, any shares granted under the 2016 Plan on or following March 27, 2025 will reduce the number of shares subject to the Plan by the same number.

Sincerely,

Michael P. Kehoe
Chairman and Chief Executive Officer